UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2017, Global Equity International, Inc. (“Company”) entered into a Funding Agreement with William Marshal Plc., a company incorporated under the laws of the United Kingdom (“Lender”), pursuant to which the Lender agreed to loan the Company a minimum of £2,000,000 (approximately US$2,636,000). The loan will be funded in one or more tranches beginning the first week of December 2017. The proceeds of the loan will be used by the Company to acquire up to four financial advisory firms, based in the United Kingdom, Isle of Man and South East Asia.

The first two financial advisory firms are located in the United Kingdom (“UK”) and the Isle of Man, respectively. The UK based firm has approximately US$51,000,000 in funds under management and the Isle of Man based firm has approximately US$39,000,000 in funds under management.

The third and fourth acquisitions are South East Asian based financial advisory firms with a similar amount of funds under management to the UK and Isle of Man entities, which when acquired, will give our Company an initial combined $180,000,000 of funds under management, a client base into the thousands, a small but highly effective distribution force, 20 more staff and a true regulatory diversification with a second footing in the ever expanding Asian markets.

All four of these firms have been in business for several years. Letters of intent have already been agreed and signed and we intend to enter into definitive acquisition agreements for these four firms in the very near future.

The capital funding will mainly be deployed to acquire the four advisory firms and some of the proceeds of the loan will be used for reduction of our indebtedness and for our general working capital purposes.

Each tranche of the loan will be evidenced by a Convertible Note, bearing interest at 6% per annum. Interest on the Convertible Notes is payable semi-annually. The first semi-annual interest payment shall be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes will mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date shall be mandatorily converted into shares of our Common Stock.

The conversion price under the Convertible Notes shall be equal to the greater of US$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

10.1	Funding Agreement, dated November 20, 2017, by and between Global Equity International, Inc. and William Marshal Plc.

99.1	Press Release, dated November 21, 2017